Exhibit 99.1

KeyCorp, Department of Justice, and Federal Reserve Board Agree on First Niagara Branch Divestitures

Key to Sell 18 First Niagara Locations and $1.7 Billion in Deposits to Northwest Bank

CLEVELAND, Ohio –April 28, 2016 – KeyCorp (NYSE: KEY) and First Niagara Financial Group, Inc. (NASDAQ: FNFG) announced today that they have reached an agreement with Northwest Bank, a wholly-owned subsidiary of Northwest Bancshares, Inc. (NASDAQGS: NWBI), to sell 18 branches in the Buffalo Federal Reserve banking market totaling $1.7 billion in deposits and $0.5 billion in loans. Northwest Bank’s purchase includes all 18 branches slated for divestiture under Key’s agreements with the United States Department of Justice (DOJ) and the Federal Reserve Board, which were entered into in connection with their review of KeyCorp’s pending merger with First Niagara. Key will retain its middle market, private banking, municipal and commercial real estate client relationships within this market. The divestiture transaction is subject to the completion of the merger of KeyCorp and First Niagara, which remains subject to regulatory approvals.

Northwest Bank has approximately $9 billion of total assets and has a 15-year history of operations in the Buffalo market. Since its initial public offering in 1994, Northwest has completed over 37 bank transactions including 14 branch purchases. It is expected that personnel associated with the divested locations will join Northwest Bank upon completion of the divestitures.

“Today’s announcement is another important milestone for the KeyCorp and First Niagara merger, which remains on-track to close in the third quarter of this year,” said Beth Mooney, Chairman and CEO of KeyCorp. “We are pleased to reach agreement for Northwest Bank to acquire these branches. We will be working closely with Northwest in the coming months to deliver a seamless transition for clients and communities.”

As announced in October 2015, the combination of Key and First Niagara will create a leading regional bank with enhanced scale to serve three million clients across diverse markets in the Northeast, Mid-Atlantic, Midwest and Pacific Northwest. The acquisition will make KeyBank a leading bank in Upstate New York, with a strong market presence in Buffalo, Albany, Syracuse and Rochester. KeyBank will also expand its operations to attractive markets throughout Pennsylvania, Massachusetts and Connecticut.

Under the agreement announced today, Northwest Bank agreed to purchase the following First Niagara Buffalo-area branches:

Branch	Address
Sheridan	1690 Sheridan Drive Kenmore, New York 14223

Grand Island	2300 Grand Island Boulevard Grand Island, New York 14072

Clarence	6409 Transit Road East Amherst, New York 14051

Rand Building	14 Lafayette Square Buffalo, New York 14203

George Urban	2070 George Urban Boulevard Depew, New York 14043

West Amherst	3105 Niagara Falls Boulevard Amherst, New York 14228

Hamburg	5751 South Park Avenue Hamburg, New York 14075

Main and Transit	4435 Transit Road Clarence, New York 14221

Amherst	1531 Niagara Falls Boulevard Amherst, New York 14228

Abbott Road	1248 Abbott Road Lackawanna, New York 14218

Kenmore	690 Kenmore Avenue Buffalo, New York 14216

Quaker Crossing	3488 Amelia Drive Orchard Park, New York 14127

Connecticut Street	364 Connecticut Street Buffalo, New York 14213

City of Lockport	55 East Avenue Lockport, New York 14094

Payne Avenue	1035 Payne Avenue North Tonawanda, New York 14120

Power City	805 Main Street Niagara Falls, New York 14301

Town of Niagara	4381 Military Road Niagara Falls, New York 14305

Lewiston	500 Center Street Lewiston, New York 14092

There are no changes contemplated to any First Niagara customer accounts or branches until after the branch transaction with Northwest Bank is completed. KeyCorp and First Niagara will continue to collaborate to ensure a smooth transition for the businesses and individuals they serve.

With the resolution of the DOJ review, KeyCorp continues to advance toward completion of the First Niagara merger. The divestitures to Northwest Bank will be completed subsequent to the closing of the First Niagara merger, subject to receipt of regulatory approvals and satisfaction of other customary closing conditions. KeyCorp and First Niagara received shareholder approval for the merger on March 23.

KeyCorp was advised by the investment banking firm of Morgan Stanley & Co. LLC as well as the law firm of Simpson Thacher & Bartlett LLP. First Niagara was advised by the law firm of Sullivan & Cromwell LLP. Northwest Bank was advised by the investment banking firm of Boenning & Scattergood and the law firm of Luse Gorman.

About KeyCorp

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $98.4 billion at March 31, 2016. Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $40 billion in assets, $29 billion in deposits, and approximately 5,400 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For additional information on First Niagara, visit us at www.firstniagara.com, follow us on Twitter @FirstNiagara, or like us on Facebook at FirstNiagaraBank.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Vernon Patterson, 216.689.0520, vernon_patterson@keybank.com

Investor Relations: Kelly Dillon, 216.689.3133, kelly_l_dillon@keybank.com

Media: Drez Jennings, 216.471.2885, drez_i_jennings@keybank.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s and First Niagara’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and KeyCorp and First Niagara assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in KeyCorp’s and First Niagara’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.